As filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENTERTAINMENT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	43-1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201
Kansas City, Missouri	64108
(Address of Principal Executive Offices)	(Zip Code)
Entertainment Properties Trust 2007 Equity Incentive Plan
(Full title of the plan)

Gregory K. Silvers
Vice President, Chief Operating Officer, General Counsel and Secretary
Entertainment Properties Trust
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Name and address of agent for service)
(816) 472-1700
(Telephone number, including area code, of agent for service)

Copies to:
Craig L. Evans
Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106
(816) 691-3186

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price (2)	registration fee
Common shares of beneficial interest, par value $0.01 per share	1,000,000 shares	$19.16	$19,160,000	$1,069.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such number of shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid.

(2)	Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the common shares of beneficial interest of Entertainment Properties Trust reported on the New York Stock Exchange on May 21, 2009.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2

EXPLANATORY NOTE
          Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by Entertainment Properties Trust (the “Registrant”) for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-142831) filed by the Registrant on May 10, 2007, relating to the Entertainment Properties Trust 2007 Equity Incentive Plan (as amended, the “Plan”). This Registration Statement is being filed to register an additional 1,000,000 shares of the Registrant’s common shares of beneficial interest subject to issuance under the Plan, as amended on May 13, 2009 to increase the number of shares authorized for issuance thereunder.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference in this Registration Statement:
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 24, 2009;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 7, 2009;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on April 21, 2009 and May 20, 2009; and

•	The description of the Registrant’s common shares of beneficial interest contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-13561) filed with the SEC on November 4, 1997, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality*

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)*

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included in the signature page to this Registration Statement)*

99.1	Entertainment Properties Trust 2007 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 20, 2009)

*	Filed herewith.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 22nd day of May, 2009.

ENTERTAINMENT PROPERTIES TRUST,
a Maryland real estate investment trust

By: Name:	/s/ Gregory K. Silvers Gregory K. Silvers
Title:	Vice President, Chief Operating Officer, General Counsel and Secretary

POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints David M. Brain, Gregory K. Silvers and Mark A. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the Registration Statement and other documents in connection with the Registration Statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert J. Druten Robert J. Druten	Chairman of the Board of Trustees	May 22, 2009

By:	/s/ David M. Brain David M. Brain	President, Chief Executive Officer (Principal Executive Officer) and Trustee	May 22, 2009

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2009

By:	/s/ Jack A. Newman, Jr. Jack A. Newman, Jr.	Trustee	May 22, 2009

By:	/s/ James A. Olson James A. Olson	Trustee	May 22, 2009

By:	/s/ Barrett Brady Barrett Brady	Trustee	May 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Stinson Morrison Hecker LLP regarding legality*

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)*

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included in the signature page to this Registration Statement)*

99.1	Entertainment Properties Trust 2007 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 20, 2009)

*	Filed herewith.